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Exhibit 3.60

CORPORATE RECORDS

OF

*****

INCORPORATED UNDER THE LAWS

OF THE

STATE OF TEXAS

*****

LAW OFFICES

OF

BY-LAWS

ARTICLE I—OFFICES

        1.     The registered office of the corporation shall be at                        and the registered agent at such address is

        2.     The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II—SEAL

        1.     The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Texas".

ARTICLE III—SHAREHOLDERS' MEETING

        1.     Meetings of the shareholders shall be held at the registered office of the corporation or at such other place or places, either within or without the State of Texas, as may from time to time be selected.

        2.     The annual meeting of the shareholders shall be held on the                  of                  in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at            o'clock    .M., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting is not held within any 13-month period, any court of competent jurisdiction in the county in which the principal office of the corporation is located may, on the application of any shareholder, summarily order a meeting to be held. Failure to hold the annual meeting at the designated time shall not work a dissolution of the corporation.

        3.     The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        4.     Any shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cable-gram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Elections for directors need not be by ballot, except upon demand made by a shareholder at the election and before the voting begins. Any shareholder who intends to cumulate his votes shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders may cumulate their votes if any shareholder gives written notice provided for herein. No share shall be voted at any meeting upon which any installment is due and unpaid.

        5.     Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten days prior to the meeting.

        6.     In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at any meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholders or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

        7.     Special meetings of the shareholders may be called at any time by the President, or the Board of Directors, or shareholders entitled to cast at least one-tenth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than fifty days after the receipt of the request, and to give due notice thereof.

        8.     Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.

        9.     Written notice of a special meeting of the shareholders stating the time and place and object thereof, shall be given to each shareholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

        10.   The officer or agent having charge of the transfer books shall make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, which the address of and the number of shares held by each, with list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote at any meeting of shareholders.

ARTICLE IV—DIRECTORS

        1.     The business of this corporation shall be managed by its Board of Directors,                        in number. The directors need not be resident of this State or shareholders in the corporation. They shall be elected by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify. The Board of Directors of this corporation shall consist of one or more members.

        2.     In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.

        3.     The full Board of Directors may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in resolution, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the By-Laws of the corporation or adopting new By-Laws for the corporation, filling vacancies in the Board of Directors or any such committee, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution or the Articles of Incorporation, of the corporation expressly so provide, no such committee shall have the power of authority to declare a dividend or to authorize the issuance of shares of the corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

        4.     The meeting of the Board of Directors may be held at such place within this State, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

        5.     Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

        6.     Regular meetings of the Board shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

        7.     Special meetings of the Board may be called by the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

        8.     A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors and shall be filed with the Secretary of the corporation.

        9.     A director of a corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        10.   Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE V—OFFICERS

        1.     The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Vice President, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any number of offices may be held by the same person except that the President and Secretary shall not be the same person. It shall not be necessary for the officers to be directors.

        2.     The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

        3.     The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

        4.     The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.

        5.     The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

        6.     The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meeting of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

ARTICLE VI—VACANCIES

        1.     If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

        2.     Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

        3.     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

ARTICLE VII—BOOKS AND RECORDS

        1.     The corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its board of directors, and each committee of its board of directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class of shares issued by the corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of a corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.

        2.     Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding his demand, or shall be the holder of record of at least five per cent (5%) of all outstanding shares of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, and share transfer records, and to make extracts therefrom.

ARTICLE VIII—SHARE CERTIFICATES, DIVIDENDS, ETC.

        1.     The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the

        2.     Transfer of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

        3.     The Board of Directors may fix a time, not more than sixty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange or shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this article, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

        4.     In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

        5.     The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

        6.     Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX—MISCELLANEOUS PROVISIONS

        1.     All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

        2.     The fiscal year of the corporation shall begin on the first day of

        3.     Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

        4.     Whenever any written notice is required by statute, or by the Articles or By-Laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

        5.     Shareholders, members of the Board of Directors, or members of any committee designated by such Board, may participate in and hold a meeting of such shareholders, Board, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        6.     Except as otherwise provided in the Articles or By-Laws of this corporation, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

        7.     Fixing record dates for consents to action. Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not proceed, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by this Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the President or the principal executive officer of the corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by this Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

        8.     Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

        9.     The Board of Directors must, when requested by the holders of at least one-third of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation and, subject to limitations on the authority of the Board of Directors by provisions of law, or the Articles of Incorporation, the Board shall declare and provide for payment of such dividends of the profits from the business of the corporation as such Board shall deem expedient.

ARTICLE X—ANNUAL STATEMENTS

        1.     The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

        2.     Upon the written request of any holder of record of shares of the corporation, the corporation shall mail to such holder its annual statements for its last fiscal year showing in reasonable detail its assets and liabilities and the results of its operations and the most recent interim statements, if any, which have been filed in a public record or otherwise published. The corporation shall be allowed a reasonable time to prepare such annual statements.

ARTICLE XI—INDEMNIFICATION OF DIRECTORS, OFFICERS AND
OTHER AUTHORIZED REPRESENTATIVES

        1.     The corporation shall indemnify any person, as defined in section 202-1(1) of the Texas Business Corporation Act, who was, or is threatened to be made a named defendant or respondent in any proceeding because the person is or was a director only if it is determined in accordance with section F of said act that the person:

          (A)  conducted himself in good faith;

          (B)  reasonably believed:

            (1)   in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and

            (2)   in all other cases, that his conduct was not opposed to the corporation's best interests; and

          (C)  in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, except that a person may be indemnified under this article against judgements, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

        2.     A determination of indemnification under this article must be made:

          (A)  by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

          (B)  if such a quorum cannot be obtained by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

          (C)  by special legal counsel selected by the Board of Directors or a committee of the board by vote as set forth in Subsection (A) or (B) of this section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

          (D)  by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

ARTICLE XII—AMENDMENTS

        1.     The initial By-Laws of this corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws or adopt new By-Laws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors unless reserved to the shareholders by the Articles of Incorporation.

UNANIMOUS CONSENT OF DIRECTORS

IN LIEU OF ORGANIZATION MEETING

        THE UNDERSIGNED, being all of the directors of the above named corporation, a corporation organized under the Laws of the State of Texas,                         hereby adopt the following resolutions:

        RESOLVED, That a copy of the Articles and Certificate of Incorporation of this corporation, which has been filed in the office of the Secretary of State, be prefixed to the minutes, and that this corporation proceed to do business thereunder.

        RESOLVED, That a form of By-Laws for the regulation of the affairs of the corporation be adopted and inserted in the minute book immediately following the copies of the Articles and Certificate of Incorporation.

        RESOLVED, That the share certificates of this corporation shall be in the form submitted.

        RESOLVED, That the seal, an impression of which is herewith affixed, be adopted as the corporate seal of this corporation.

        RESOLVED, That the officers of this corporation be authorized and directed to open a bank account in the name of the corporation, in accordance with a form of bank resolution attached to these minutes.

        WHEREAS any individual or partnership holding original issue common shares in a domestic small business corporation will benefit under the provisions of Section 1244 of the Internal Revenue Code in the event that their shares are disposed of at a loss or become worthless, by having the loss considered an ordinary loss up to $50,000.00 per taxable year ($100,000.00 on a joint return), and

        WHEREAS a small business corporation is defined as one in which the aggregate amount of money and other property received by the corporation for stock, as a contribution to capital and as paid in surplus, does not exceed $1,000,000.00; and the corporation has derived more than 50% of its gross income for the five most recent taxable years from sources other than royalties, rents, dividends, interest, annuities or gains from the sale of securities;

        RESOLVED, That in order for the shareholders of the corporation to enjoy the benefits of Section 1244 of the Internal Revenue Code of 1954, the proper officers of the corporation are hereby directed to issue the shares of the corporation in such manner as to comply with the conditions of Section 1244 and to see that all the required records are maintained and the share certificates are marked "Section 1244 Shares."

        RESOLVED, That full paid and non-assessable shares of the corporation be issued as follows:

which is good and sufficient consideration for the shares demanded therefor and necessary for the business of this corporation.

        FURTHER RESOLVED, That the President and Secretary be and they are hereby authorized and directed to issue and deliver certificates of full paid and non-assessable shares of this corporation to the said

        RESOLVED, That the following persons are appointed to the offices set opposite their respective names, to serve for one year and until their successors are chosen and qualify:

        RESOLVED, That the Secretary is authorized and directed to procure the proper corporate books, and the Treasurer be and hereby is authorized to pay all fees and expenses incident to and necessary for the organization of the corporation.

        RESOLVED, That in compliance with the laws of the State of Texas, this corporation have and continuously maintain a registered office within the State of Texas and have an agent at all times in charge thereof, upon which agent process against this corporation may be served, and that the books and records of the corporation shall be available for examination by any shareholder for any proper purpose as provided by law.

        RESOLVED, That the proper officers of the corporation be and they are hereby authorized and directed on behalf of the corporation, and under its corporate seal, or otherwise to make and file such certificate, report or other instrument as may be required by law to be filed in any state, territory, or dependency of the United States, or in any foreign country in which said officers shall find it necessary or expedient to file the same to authorize the corporation to transact business in such state, territory, dependency or foreign country.

Dated:

WAIVER OF NOTICE

SPECIAL MEETING OF THE BOARD OF DIRECTORS

        WE, THE UNDERSIGNED, being the directors elected by the shareholders of the above named corporation, DO HEREBY WAIVE NOTICE of the time, place and purpose of a special meeting of the Board of Directors of said corporation.

        We designate the                  day of                        at            o'clock     M. as the time, and                        as the place of said meeting; the purpose of said meeting is to consider the adoption of a medical expense reimbursement plan.

Dated:

MINUTES OF A SPECIAL MEETING OF

THE BOARD OF DIRECTORS

        A special meeting of the Board of Directors was held on the                  day of                        , at            o'clock    M., at                         pursuant to written waiver of notice thereof signed by all the directors, fixing said time and place.

                                                         acted as Chairman and                                                 served as Secretary of the meeting.

        The Chairman announced that the following Directors, constituting the full Board of Directors of this corporation were present:

        The Chairman stated that the purpose of the meeting was to approve and adopt a medical expense reimbursement plan, a copy of which was presented to those present.

        Upon motion duly made, seconded and carried, it was

        RESOLVED, That the medical expense reimbursement plan, a copy of which is attached to and made a part of these minutes, be adopted and that the proper officers are hereby authorized to take the necessary steps to implement said plan.

        There being no further business, the meeting upon motion adjourned.

Secretary

MEDICAL EXPENSE REIMBURSEMENT PLAN

        Under Internal Revenue Code Section 105 an employee of a small corporation may receive reimbursements for medical expenses incurred by him for himself, his spouse and dependents. The payments received are not taxable as income to the recipient and at the same time qualify as deductible business expenses of the corporation.

        In order to qualify as a noninsured Medical Expense Reimbursement Plan with tax-exempt benefits, the plan must meet two requirements:

          1.     It must not discriminate in favor of someone who is highly compensated by being among the employer's five highest paid officers, a shareholder owning more than 10% in value of the employer's stock, or among the highest paid 25% of all employees who are not officers or shareholders.

          2.     It must benefit 70% or more of all employees, or 80% or more of all those eligible to participate in the plan. Employees who have not completed three years of service, are under age 25, are part-time seasonal or nonresident alien employees, or those covered by an agreement between representatives and the employer (as in the case of a labor union contract with a medical plan) need not be included.

          3.     The plan should be adopted by resolution of the board of directors and followed in practice.

        (The above rules, in effect prior to the enactment of Code Section 89 nondiscrimination rules, have been reinstated with the retroactive repeal of Code Section 89.

        Code Section 89 proved to be an administrative nightmare requiring tremendous compliance efforts on the part of employers. After intensive lobbying by the business community, Congress realized that these rules could prove to have a negative effect on employer decisions as to whether or not to provide, or continue to provide, benefits to employees.)

November, 1989

MEDICAL EXPENSE REIMBURSEMENT

PLAN OF

        This corporation does hereby establish a Medical Expense Reimbursement Plan, hereinafter referred to as the "Plan", for the benefit of those of its employees who now, or who will subsequently, meet the following requirements and hereinafter be referred to as a "participant:"

        1.     REIMBURSEMENT FOR MEDICAL CARE EXPENSE

          (a)   The corporation shall from time to time reimburse any participant of the Plan, who is employed by the corporation on a full-time basis, for all expenses incurred by such participant for the medical care as defined in Section 213 of the Internal Revenue Code of such participant, his spouse, and his qualified dependents under Section 152 of the Internal Revenue Code.

          (b)   The Company may pay any or all of the qualified medical expenses directly or reimburse the participant for such expenses.

          (c)   The reimbursement to, or the payment on behalf of, any one participant including his spouse and his dependents, shall be limited to                        in any one fiscal year of the company.

          (d)   The participant shall present the bill or bills for medical expenses to the corporation before the corporation shall be obligated to pay or reimburse the participant. A failure to submit a bill or proof of payment may at the discretion of the Company, terminate such individual's right to reimbursement.

        2.     Reimbursement under this Plan shall be excess coverage only over any insurance plan or payment received from any other source.

        3.     This plan may be terminated or amended at any time by majority vote of the Board of Directors of the corporation; however such termination or amendment shall not affect any right to claim reimbursement for medical expenses incurred prior to such termination or amendment.

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  Exhibit 3.60
CORPORATE RECORDS OF ***** INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS ***** LAW OFFICES OF
BY-LAWS
ARTICLE I—OFFICES
ARTICLE II—SEAL
ARTICLE III—SHAREHOLDERS' MEETING
ARTICLE IV—DIRECTORS
ARTICLE V—OFFICERS
ARTICLE VI—VACANCIES
ARTICLE VII—BOOKS AND RECORDS
ARTICLE VIII—SHARE CERTIFICATES, DIVIDENDS, ETC.
ARTICLE IX—MISCELLANEOUS PROVISIONS
ARTICLE X—ANNUAL STATEMENTS
ARTICLE XI—INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES
ARTICLE XII—AMENDMENTS
UNANIMOUS CONSENT OF DIRECTORS IN LIEU OF ORGANIZATION MEETING
WAIVER OF NOTICE SPECIAL MEETING OF THE BOARD OF DIRECTORS
MINUTES OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS
MEDICAL EXPENSE REIMBURSEMENT PLAN
MEDICAL EXPENSE REIMBURSEMENT PLAN OF